UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             HELMERICH & PAYNE, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                                      73-0679879
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

1437 South Boulder Avenue, Suite 1400
           Tulsa, Oklahoma                                  74119
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(Address of principal executive offices)                  (Zip Code)

If this form relates to the          If this form relates to the registration of
registration of a class of           a class of securities pursuant to Section
securities pursuant to Section       12(g) of the Exchange Act and is
12(b) of the Exchange Act and is     effective pursuant to General
Instruction A.(c), please check      Instruction A.(d), please check the
the following box.  [X]              following box.  [  ]

Securities Act registration statement file number to which this form relates:\ ____________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered
          -------------------                    ------------------------------

Common Stock, $.10 par value                         New York Stock Exchange
Preferred Stock Purchase Rights                      New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         The Board of Directors of Helmerich & Payne, Inc. (the "Company") has approved the extension of the Company's rights plan. The Company has entered into an Amendment No. 1, dated as of December 8, 2005 ("Amendment No. 1"), to the Rights Agreement, dated as of January 8, 1996 (the "Rights Agreement"), between the Company and UMB Bank, N.A. (as successor rights agent to Liberty Bank and Trust Company of Oklahoma City, N.A.). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

         The description of the Rights contained herein is qualified in its entirety by the Rights Agreement, which was filed as Exhibit 1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 18, 1996, and Amendment No. 1 which was filed as Exhibit 4 to the Company's Current Report on Form 8-K, filed with the SEC on December 12, 2005, each of which is incorporated herein by reference. The terms of the Rights under the Rights Agreement prior to Amendment No. 1 were described in the initial Form 8-A, filed with the SEC on January 18, 1996.

         Amendment No. 1 amends the Rights Agreement to, among other things: (i) extend the Final Expiration Date of the Rights to January 31, 2016; (ii) increase the exercise price of the Rights to $250 per Right, subject to adjustment; (iii) shorten to 40 days from 120 days the period after a firm commitment underwriting during which such person will not be deemed the "Beneficial Owner" of the Company's securities for purposes of the Rights Agreement; (iv) clarify that a distribution of Rights would not occur if a tender offer or exchange offer were terminated prior to the tenth Business Day after the commencement of such offer; and (v) clarify the amendments that the Company may make to the Rights Agreement on or after a Distribution Date.

Item 2.  Exhibits.

      3.1 Restated Certificate of Incorporation and Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed with the SEC on December 27, 1996 (SEC File No. 001-04221)).

      3.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the SEC on May 15, 2002 (SEC File No. 001-04221)).

      4.1 Rights Agreement, dated as of January 8, 1996, between the Company and Liberty Bank and Trust Company of Oklahoma
                City, N.A., which includes as Exhibits A, B and C thereto, the form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the form of Rights Certificate and the form of Summary of Rights, respectively (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, filed with the SEC on January 18, 1996 (SEC File No. 001-04221)).

      4.2 Amendment No. 1 to the Rights Agreement, dated as of December 8, 2005, between the Company and UMB Bank, N.A. (as successor rights agent to Liberty Bank and Trust Company of Oklahoma City, N.A.), as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K, filed with the SEC on December 12, 2005 (SEC File No. 001-04221)).

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 12, 2005                      HELMERICH & PAYNE, INC.

                                             By: /s/  Steven R. Mackey
                                                 ---------------------
                                             Name:   Steven R. Mackey
                                             Title:  Vice President, Secretary
                                                        and General Counsel

                                  EXHIBIT INDEX

 Exhibit No.                                 Description
 ----------                                  -----------

 3.1 Restated Certificate of Incorporation and Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed with the SEC on December 27, 1996 (SEC File No. 001-04221)).

3.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the SEC on May 15, 2002 (SEC File No. 001-04221)).

4.1 Rights Agreement, dated as of January 8, 1996, between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A., which includes as Exhibits A, B and C thereto, the form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the form of Rights Certificate and the form of Summary of Rights, respectively (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K, filed with the SEC on January 18, 1996 (SEC File No. 001-04221)).

4.2 Amendment No. 1 to the Rights Agreement, dated as of December 8, 2005, between the Company and UMB Bank, N.A. (as successor rights agent to Liberty Bank and Trust Company of Oklahoma City, N.A.), as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K, filed with the SEC on December 12, 2005 (SEC File No. 001-04221)).